Exhibit 3.1

(Seal) Dean Heller Secretary of State
206 North Carson Street
Carson City, Nevada, 89701-4299
(775) 684-5708

Entity # E0447602005-0
Document Number: 20050260866-85

Articles of Incorporation	Date Filed: 6/30/2005 9:28:05 AM
(Pursuant to NRS 78)	In the office of

/s/ Dean Heller
Dean Heller
Secretary of State

1.	Name of Corporation: Tsevni Real Estate Group, Inc.

2.	Resident Agent Name and Street Address: Legalzoom Nevada, Inc. 500 N. Rainbow Blvd. Ste 300 A, Las Vegas, NV 89107

3.	Shares: Number of shares with par value: 55,000,000. Par value: $0.001

4.	Names & Addresses of Board of Directors:

Gerda Shupe, 260 California Drive, Yountville, CA 94599

5.	Purpose: Real Estate

6.	Names, Address and Signature of Incorporator: Malka Gelb, /s/ Malka Gelb, 7083 Hollywood Blvd., Suite 180, Los Angeles, CA 90028

7.	Certfiicate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

Authorized signature of R.A. or On Behalf of R.A Company /s/ illegible Date 6/24/05

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